Exhibit 23.2

Consent of Independent Registered Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 21, 2005 relating to the consolidated financial statements of Nanometrics Incorporated as of and for the year ended January 1, 2005 and financial statement schedule appearing in the Company’s Annual Report on Form 10-K for the year ended January 1, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

San Francisco, California

March 25, 2005